Exhibit 99.3

Selected Excerpts from

Report by Graves, Dougherty, Hearon & Moody, P.C.

and PricewaterhouseCoopers LLP to the Audit Committee of the Board of Directors of

Motive, Inc. dated July 30, 2007

Executive Summary

•	The investigation identified certain issues that have now been examined by the Company. The areas of focus include:

•	The Ventix and Question acquisitions;

•	The establishment and maintenance of VSOE;

•	Purchase accounting treatment for the BroadJump acquisition;

•	The Four Contracts executed by Motive to resell BroadJump product prior to the closing of the BroadJump acquisition;

•	Reseller transactions involving Bizmatica;

•	Reseller transaction involving Alcatel;

•	Other period-end revenue transactions; and

•	Limited stock options inquiry.

•	Based on the Company’s examination of these issues, the Company has determined to restate its financial statements for the years 2001-2005.

•	Based on its work performed and as discussed in greater detail below, certain of the Investigative Team’s observations may be summarized as follows:

Remediation

•

In January 2006, the Audit Committee determined that, based upon observations related to [Motive’s former CEO’s and former CFO’s] written representations to E&Y on August 10, 2005, it could no longer rely upon [Motive’s former CEO’s and former CFO’s] assessment of accounting matters on a go-forward basis.

•

To remediate this situation, and upon the recommendation of the Audit Committee, Motive’s Board asked [Motive’s former CFO] for his immediate resignation and directed that [Motive’s former CEO] immediately disassociate himself from any involvement in (i) the preparation and analysis of the Company’s books and records, (ii) the Company’s financial reporting, and (iii) actions related to the Company’s pending restatement.

•

On January 20, 2006, [Motive’s former CFO] resigned from all positions with the Company and its subsidiaries, including his position as Chief Financial Officer of the Company. [Motive’s former CFO] had served as the Company’s Chief Financial Officer since November 2001.

•	[Motive’s former CEO] was replaced as Motive’s CEO on February 20, 2006, simultaneously with the Company’s naming of Alfred Mockett as its new CEO.

•

[Motive’s Former COO], who resigned from Motive in September 2005, had involvement similar to that of [Motive’s former CEO and former CFO] in certain of the matters under review. If [Motive’s former COO] had still been employed by Motive during the pendency of the investigation, the Investigative Team likely would have recommended that the Audit Committee take similar remedial action as to [Motive’s former COO].

Revenue Pressure

•

The Audit Committee’s investigation revealed evidence of excessive management pressure to make revenue targets during certain of the periods reviewed. This revenue pressure impacted certain transactions from Q4 2001 to Q3 2005.

Tone

•

The excessive management pressure to make revenue targets at Motive contributed to an improper tone at the Company in that too great an emphasis was placed on meeting revenue goals and too little emphasis was placed on proper accounting and financial reporting.

•	This tone contributed to the Company’s execution of certain business transactions that were entered into primarily to achieve revenue goals without adequate attention to proper accounting.

Policy & Procedures

•	The accounting errors reviewed were not isolated to a particular location, to a few employees or to particular types of transactions.

•	Certain Company policies and procedures were disregarded, which, if followed, may have prevented some of the identified errors.

Ventix and Question

•

To date, the Investigative Team has not identified issues related to the accounting for these acquisitions and is not aware of any proposed accounting adjustments by the Company related to these acquisitions.

VSOE

•	While judgments concerning VSOE may have been influenced by a desire to achieve business objectives, and were made in an environment of excessive management pressure to achieve revenue targets, we have not identified persuasive evidence that any specific instances of judgments as to VSOE were intended to misstate the financial statements.

•	Motive did not institute or follow adequate procedures to document and monitor evidence supporting its establishment and maintenance of VSOE.

•

Evidence indicates that Motive did not perform a detailed quantitative analysis of the Company’s VSOE until March 2006, despite being alerted on several occasions by E&Y that more attention to VSOE was needed.

•

Although the documentation supporting VSOE does not appear adequate, the Investigative Team has not found evidence that Motive altered, manipulated or withheld contemporaneous documentation supporting VSOE.

•

As a result of its determination that it failed to (i) establish VSOE of PCS for term licenses in 2001 and (ii) maintain VSOE of PCS for perpetual licenses dating back to 2001, the Company has determined it needs to adjust its prior accounting for its multiple-element licensing arrangements dating back to 2001.

BroadJump – Purchase Accounting

•

The purchase accounting treatment of the deferred revenues for BroadJump was a significant issue considered by the Company and E&Y at the time of the Company’s acquisition of BroadJump. The valuation’s assumptions that BroadJump’s (i) marketing and sales costs and (ii) research and development costs were ongoing legal obligations appears to have been an area of focus by the third-party valuation expert . . . and E&Y. The final [third party expert’s] valuation report, dated November 4, 2003, resulted in a balance of $41.5 million for BroadJump’s deferred revenue as of December 31, 2002.

•

The deferred revenue valuation of $41.5 million represented 76.5% of the $54.3 million deferred revenue balance on BroadJump’s books at December 31, 2002, and appeared to [the third party valuation expert] and E&Y to be within an acceptable range for valuing deferred revenues in purchase accounting.

•

In October 2006, the Company engaged Deloitte to perform a new valuation of BroadJump, including the acquired deferred revenue, for purposes of its restatement. Deloitte prepared a draft valuation report with a significantly reduced deferred revenue value. According to Deloitte, the reduction is based on certain changes in assumptions including: (i) the removal of marketing costs, (ii) a reduction in sales costs and (iii) a reduction in research and development costs considered to be ongoing legal obligations. Current management has informed the Investigative Team that the Company has determined it can no longer rely on the values contained in the [third party valuation expert’s] Valuation Report dated November 4, 2003 for BroadJump’s intangible assets and goodwill, as of

December 31, 2002, and will be making adjustments to the historic accounting entries associated with this transaction to conform the purchase accounting to the values contained in the Deloitte valuation report dated June 27, 2007.

•

The Investigative Team’s review of the valuation of certain deferred revenue in the BroadJump transaction did not determine that data related to the assumptions in [the third party valuation expert’s] valuation was altered, manipulated or withheld.

BroadJump – The Four Contracts

•

During the pendency of the merger, Motive and BroadJump joined sales efforts on certain customers. Motive executed agreements during the pendency of the merger that included BroadJump product with four of these customers during December 2002. Evidence does not indicate when a reseller agreement allowing Motive to resell BroadJump’s product was fully executed. However, BroadJump did not receive a copy of the executed reseller agreement until January 13, 2003 (after the execution of the Four Contracts and after the 2002 fiscal year-end of both BroadJump and Motive).

•	Evidence indicates the Four Contracts were executed as Motive agreements, instead of BroadJump agreements, for the following reasons:

•	to allow revenue recognition on Motive’s financial statements;

•	to achieve Motive’s and BroadJump’s desire that the Four Contracts be executed with the surviving entity (Motive);

•	to meet certain customers’ preference to have one broadband software vendor instead of two; and

•	to allow Motive and BroadJump to close transactions BroadJump would not have closed alone.

•

Current management has informed the Investigative Team that, after considering the facts and circumstances surrounding the Four Contracts, the Company has made accounting adjustments to commence revenue recognition on the Four Contracts after BroadJump’s receipt of the fully executed reseller agreement and to recognize revenue ratably over the term of the underlying agreements in accordance with the Company’s current revenue recognition policy.

Reseller Transactions Involving Bizmatica

•

Between 2002 and 2005, Motive engaged in a series of transactions with Bizmatica, all of which contemplated Bizmatica reselling Motive’s products to Telecom Italia or its subsidiaries. Motive’s contracts with Bizmatica specifically stated that Bizmatica’s payments to Motive were not contingent on “sell through.” Motive recognized revenue for these transactions when Motive sold to the reseller and the other elements of revenue recognition had been satisfied.

•

Evidence indicates that Bizmatica’s practice was to (i) collect from Telecom Italia and then pay Motive or (ii) obtain a written commitment (letter of intent or contract) from Telecom Italia and then pay Motive via third-party financing secured by the Telecom Italia commitment. Evidence indicates that Bizmatica did not pay Motive on any license transaction prior to sell-through activity.

•	Motive did not perform any credit check or otherwise conduct any reasonable financial due diligence on Bizmatica before entering into any agreement with Bizmatica.

•

Evidence indicates certain Company executives, including [Motive’s former CEO, former COO and former CFO] were aware of or received information about Bizmatica’s payment practices on several occasions prior to the $5.8 million Q1 2005 Enterprise Agreement.

•

Although the Q1 2005 agreement contained an unconditional promise by Bizmatica to pay regardless of sell-through, the Company assisted in drafting unusual features of the agreement including: (i) a dispute resolution clause prompted by [Motive’s former CFO] that resulted in effective payment terms of 270 days; and (ii) a provision that Bizmatica would not be in breach of the contract if Bizmatica was “the supplier of customers” referred to it by Motive. The Company recognized $5.2 million of its quarterly total of $14.1 million in license revenue for this transaction.

•

When the receivable on the Q1 2005 enterprise agreement had not been paid by August 2005, [Motive’s former CEO, former CFO and former Controller] each executed a representation letter to E&Y dated August 10, 2005 stating that all Bizmatica receivables were fully collectible and that payment of the receivables was not contingent on resale to Telecom Italia.

•

The Company has evaluated the available evidence related to the reseller transactions involving Bizmatica and has determined that the collectability of the amounts owed was often dependent on sell-through activity. As a result, the Company has determined it needs to adjust its prior accounting for certain of its transactions with Bizmatica. The Company has indicated that, on a going forward basis, it will record revenue for its reseller transactions upon cash collection, assuming all other revenue recognition criteria are met.

Q2 2005 Reseller Transaction Involving Alcatel

•

As a result of the Audit Committee’s investigation, the Company has determined it needs to adjust its prior accounting for a Q2 2005 reseller transaction with Alcatel as the quantity of licenses sold thereunder does not appear to be fixed and determinable. The Company has indicated it will account for this transaction as a prepayment for an unspecified number of licenses and recognize any revenue associated with the prepayment as licenses are sold, assuming all other revenue recognition criteria are met. The Company previously recorded $1.8mm in license revenue related to this prepayment.

Other Period End Revenue Transactions

•	The Investigative Team tested certain end-of-quarter license revenue transactions for the quarters ending March 31, 2004 – September 30, 2005.

•

The Investigative Team identified executed agreements, evidence of delivery, and noted certain anomalies on certain transactions. The Company has determined it needs to adjust its prior accounting for some of these transactions.

Limited Stock Option Inquiry

•

The Investigative Team’s review of the Company’s post-IPO stock option grants to Section 16 officers and Board members did not find evidence of intentional “backdating” or “springloading” of grants to any Section 16 officer or Board member.

Summary of Certain Additional Closing Observations

•

In our Closing Observations, among other things, we conclude that several former senior members of Motive management could reasonably be regarded as having engaged in conduct proscribed under Motive’s Code of Business Conduct and Ethics. This apparent inattention to the Code by Motive’s former senior executives set an improper tone for the remainder of the organization.

•

The Company’s remediation should include steps to assure the following: (i) that senior management communicate at all levels of the Company the importance of compliance with the Company’s internal Code of Business Conduct and Ethics; (ii) that senior management communicate at all levels of the Company the importance of the integrity of accounting judgments and of accurate data gathering and documentation to support accounting judgments; (iii) that financial leadership within management be empowered with sufficient independence, and skilled with sufficient skepticism, to assure that management’s financial objectives do not improperly influence accounting judgments.

•

In this regard, we note that current management has informed the Investigative Team that it intends to submit a formal Plan of Remediation to the Company’s Board of Directors for discussion and approval. Current management has further informed the Investigative Team of various, self-initiated remedial actions taken by management during the course of the investigation, including, without limitation: (i) each new Company employee is required to sign the Code of Business Conduct and Ethics upon commencement of employment, and every Company employee is required to affirmatively re-certify his or her commitment to the Code on an annual basis (with failure to sign being grounds for dismissal); (ii) the promulgation and promotion throughout the Company of five core values, including “operat[ing] with openness, honesty, integrity, and trust in all that we do”; (iii) the adoption of new revenue recognition and contract approval policies and procedures; and (iv) the realignment of various reporting relationships throughout the Company, including having the CFO report directly to the Chairman/CEO instead of the COO (as was previously the case).

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[End of Executive Summary — Closing Observations Follow]

Closing Observations

•

In light of the number of issues addressed during the course of the restatement and resultant investigation, and the need for numerous adjustments in the pending restatement, it is reasonable to inquire whether the issues identified are isolated occurrences or evidence a pattern of knowingly wrongful conduct.

•

Some of the identified issues, including the August 10, 2005 representations concerning Bizmatica, are associated with evidence from which a finder of fact could reasonably conclude either that knowingly wrongful conduct occurred or that other deficient, though not knowingly wrongful, conduct occurred.

•

During the time period reviewed by the Investigative Team, management failed to consistently maintain (i) an appropriate tone concerning the relationship between business objectives and proper financial reporting and (ii) an appropriate skepticism regarding accounting judgments. Motive was in growth mode during the period under review, was under pressure to make revenue targets, and was considering strategic alternatives, including the sale of the Company. These factors contributed to the problems concerning management tone and concerning management’s failure to act with appropriate skepticism during the period under review.

•

Many specific communications reflect the existence of a management tone that placed excessive pressure on achieving revenue targets. Such communications are especially obvious at particular intervals, as with the excessive discounting transactions both proposed and consummated at the end of Q2 2005.

•

The excessive management pressure to make revenue targets at Motive contributed to an improper tone at the Company in that too great an emphasis was placed on meeting revenue goals and too little emphasis was placed on proper accounting and financial reporting.

•	This tone contributed to the Company’s execution of certain business transactions that were entered into primarily to achieve revenue goals without adequate attention to proper accounting.

•	Motive’s management responsible for the excessive pressure to meet revenue targets have tendered their resignations at the Board’s request or voluntarily left the Company.

•

The Company, in consultation with its advisors, should periodically review its Code of Business Conduct and Ethics, as adopted on April 16, 2004, and as revised in a non-substantive manner by the Company’s Board on September 26, 2006 (the “Code”) in an effort to determine whether any amendments to strengthen the Code are advisable in light of the issues identified and inexcusable conduct discovered during the course of this investigation. In this regard, we note that current management has informed the Investigative Team of its recent efforts to conform the Code to industry “best practices,” including, but not limited to, requiring every Company employee to affirmatively re-certify his or her commitment to the Code on an annual basis (with failure to sign being grounds for dismissal).

•

Based on the investigation performed by us, we believe that several former senior members of Motive management could reasonably be regarded as having engaged in proscribed conduct under the Code. For example, the Code provides that Motive employees “must not directly or indirectly take any action to coerce, manipulate, mislead or fraudulently influence Motive’s or its subsidiaries’ independent auditors or any internal accounting personnel for the purpose or with the effect of rendering the financial statements of Motive and its subsidiaries misleading, or direct anyone else to do so.” As discussed above, we find that actions and omissions by [Motive’s former CEO and former CFO] in connection with their execution of the August 10, 2005 representation letter to E&Y had the effect of misleading E&Y and therefore ran afoul of the Code.

•

Another apparent violation of the Code may be found in the “loose talk” regarding material non-public information that senior Motive executives appeared to engage in with customers at period-end in an effort to close transactions. For example, in connection with [Motive’s former CEO’s] efforts to close the proposed TELUS transaction in Q2 2005, [Motive’s former CEO] informed his counterpart at TELUS that Motive “might” be the subject of an imminent takeover. (When questioned about this statement during his December 2005 interview, [Motive’s former CEO] acknowledged that he was wrong to have made this disclosure.) Another example of this sort of conduct occurred on March 31, 2005, when, in his effort to close the Bizmatica transaction, [Motive’s former COO] disclosed to Bizmatica that Motive was short of meeting its Q1 2005 revenue forecast. This apparent inattention to the Code by the Company’s two most senior executives set an improper tone for the remainder of the organization.

•	The accounting errors reviewed were not isolated to a particular location, to a few employees or to particular types of transactions.

•	Certain Company policies and procedures were disregarded, which, if followed, may have prevented some of the identified errors.

•	Additional remediation steps concerning policies, enhanced training and increased supervision are needed to assure that the issues described throughout this presentation do not recur.

•

In implementing these remedial measures, the Company’s current management should take steps to assure two overriding goals: (i) that senior management clearly communicate to all levels of the Company the critical importance of the integrity of the Company’s accounting judgments and the requirement to gather, communicate and document accurate data to support proper accounting judgments; and (ii) that the Company’s financial management be empowered with sufficient independence, and skilled with sufficient skepticism, to assure that management does not allow its desire to meet financial objectives to influence its obligation to make proper accounting judgments and to accurately report its financial results.

•

In this regard, and as discussed in greater detail in the Executive Summary above, we note that current management has self-initiated various remedial actions that are consistent with the above-directive, and that further remedial efforts in this regard are in process.

[End of Document]